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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this registration statement
on Form S-4 (File No.                ) of WorldCom, Inc. of our reports dated
February 14, 1996, on our audits of the consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1995 and for each of the three and two years in the period ended December 31, 1995 which reports are included in WorldCom Inc.'s Current Report on Form 8-K/A dated August 25, 1996 (as amended on November 4, 1996 and December 19, 1997). We also consent to the reference to our Firm under the caption "Experts."


                                            /s/ COOPERS & LYBRAND L.L.P.
                                            COOPERS & LYBRAND L.L.P.

Omaha, Nebraska
December 19, 1997